Exhibit (j)

                  02-23-07 The Alger Institional Funds Consent

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report on The Alger Institutional Funds dated December 12, 2006 in this Registration Statement (Form N-1A No. 033-68124 and 811-07986).

                                ERNST & YOUNG LLP

New York, New York
February 23, 2007